UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

Material Sciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(847) 439-8270

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Appointment of Chief Operating Officer:

(1)	On October 18, 2004, we appointed Clifford D. Nastas to the position of Executive Vice President and Chief Operating Officer.

(2)	Mr. Nastas served as Vice President and General Manager of our EMS laminates and composites business since May 2004; Vice President, Sales and Marketing, EMS from July 2003 to May 2004; Vice President, Marketing, EMS from November 2001 to July 2003; and Vice President, Marketing, MSC Laminates and Composites, Inc. from January 2001 to November 2001. Prior to joining us, Mr. Nastas was Global Automotive Business Director for Honeywell International Inc. since 1995.

(3)	For information relating to the employment agreements and arrangements we currently have with Mr. Nastas, refer to the Proxy Statement for our 2004 Annual Meeting of Shareowners as filed with the Securities and Exchange Commission on May 21, 2004. In connection with his appointment, Mr. Nastas’ annual base salary has been increased from $252,200 to $298,000 under his Retention Agreement. The description of Mr. Nastas’ employment agreements and arrangements contained in our Proxy Statement are qualified in their entirety by reference to the full text of the agreements listed as Exhibits 10.1 and 10.2 below, which are incorporated by reference herein.

(d)	Not applicable.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Retention Agreement, dated April 6, 2004, between Material Sciences Corporation and Clifford D. Nastas (incorporated by reference to the registrant’s Annual Report on Form 10-K for the Fiscal Year Ended February 29, 2004)

10.2	Form of Material Sciences Corporation Fiscal 2005 Phanton Stock Unit Agreement (incorporated by reference to the registrant’s Annual Report on Form 10-K for the Fiscal Year Ended February 29, 2004)

99.1	Press Release dated October 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Jeffrey J. Siemers
By:	Jeffrey J. Siemers
Its:	Chief Financial Officer

Date: October 20, 2004